Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form Amendment number 2 to form  SB-2/A Registration Statement of Tsevni Real Estate Group, Inc. of our report dated October 15, 2007, on our audit of the financial statements of Tsevni Real Estate Group, Inc. as of June 30, 2007, and the related statements of operations, stockholders' (equity) deficit, and cash flows for the two years then ended and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.
KABANI & COMPANY, INC.
Los Angeles, California
February 7, 2008